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                                                                     EXHIBIT 3.5

                           AMENDED AND RESTATED BYLAWS
                                       OF
                          PREMIUM STANDARD FARMS, INC.
                             A Delaware corporation

                                   ARTICLE 1
                                  STOCKHOLDERS

      1.1 Place of Meetings. Every meeting of Stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

      1.2 Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such Business Day as may be determined by the Board and designated in the notice of meeting.

      1.3 Deferred Meeting for Election of Directors, Etc. If the annual meeting of Stockholders for the election of Directors and the transaction of other business is not held, the Board shall call a meeting of Stockholders for the election of Directors and the transaction of other business as soon thereafter as convenient.

      1.4 Special Meetings. A special meeting of Stockholders (other than a special meeting for the election of Directors), unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the Chief Executive Officer or by the Board. At any special meeting of Stockholders, only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 1.6 hereof or in any waiver of notice thereof given pursuant to Section 1.7 hereof.

      1.5 Fixing Record Date. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) unless otherwise provided in the Certificate of Incorporation, to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than sixty nor less than ten (10) calendar days before the date of such meeting, (y) in the case of clause (a)(ii) above, more than ten (10) calendar days after the date upon which the resolution fixing the record date was adopted by the Board and
(z) in the case of clause (a)(iii) or (b) above, more than sixty calendar days prior to such action. If no such record date is fixed:

            1.5.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

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            1.5.2 the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required under the General Corporation Law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded; and when prior action by the Board is required under the General Corporation Law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

            1.5.3 the record date for determining Stockholders for any purpose other than those specified in Sections 1.5.1 and 1.5.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 1.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. Delivery made to the Corporation's registered office in accordance with Section 1.5.2 shall be by hand or by certified or registered mail, return receipt requested.

      1.6 Notice of Meetings of Stockholders. Except as otherwise provided in Sections 1.5 and 1.7 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these Bylaws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these Bylaws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 1.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting originally called. If, however, the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

      1.7 Waivers of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the Stockholder or Stockholders entitled to said notice, or a waiver by electronic transmission by the Stockholder or Stockholders, whether before or after the event as to which such notice is

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required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by statute, the Certificate of Incorporation or these Bylaws.

      1.8 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten business days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent, or attorney, at the Stockholder's expense, for any purpose germane to the meeting, for a period of at least ten business days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any Stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

      1.9 Quorum of Stockholders; Adjournment. Except as otherwise provided by any statute, the Certificate of Incorporation or these Bylaws, the holders of a majority of all outstanding Shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders. The holders of a majority of the Shares present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the Shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      1.10 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, and except as otherwise provided in Section 2.3 for the election of Directors, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each full share and a

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fractional vote for each fractional share standing in his/her name on the record of Stockholders determined in accordance with Section 1.5 hereof. If the Certificate of Incorporation provides for more or less than one vote for any Share on any matter, each reference in the Bylaws or the General Corporation Law to a majority or other proportion of Shares shall refer to such majority or other proportion of the votes of such Shares. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any Shares may be voted and the persons, if any, entitled to vote such Shares; but the Corporation shall be protected in assuming that the persons in whose names
Shares stand on the stock ledger of the Corporation are entitled to vote such Shares. Holders of redeemable Shares or Shares subject to redemption are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the Shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of Stockholders (at which a quorum was present to organize the meeting), each matter, except as otherwise provided by statute or by the Certificate of Incorporation or by these Bylaws, shall be decided by a majority of all the votes cast with respect to such matter at such meeting by the holders of Shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. Voting need not be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot.
Each ballot shall be signed by the Stockholder voting or the Stockholder's proxy and shall state the number of shares voted. On all other questions, the voting may be viva voce. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

      1.11 Voting Procedures and Inspectors of Election at Meetings of Stockholders. If the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or
(iii) held of record by more than 2,000 stockholders, the Board shall, in advance of any meeting of Stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting, the person presiding at the meeting shall appoint, and on the request of any Stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of Shares outstanding and the voting power of each, (b) determine the Shares represented at the meeting and the validity of proxies and ballots, (c) count all votes ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of Shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date

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and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.

      1.12 Organization. At each meeting of Stockholders, the Chairman, or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as Secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of Shares present in person or represented by proxy and entitled to vote at the meeting.

      1.13 Advance Notice. At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the Stockholders, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Stockholder of the Corporation who was a Stockholder of record at the time of giving of notice provided for in these bylaws, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in this Section 1.13. For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) calendar days prior to the date of such meeting (as set forth in Section 1.2); provided however, that in the event that no annual meeting of Stockholders was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the Stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. Such Stockholder's notice to the Secretary shall set forth: (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such Stockholder and the beneficial owner (as such term is defined in Rule 13d-3 as then in effect under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the "Exchange Act")), if any, on whose behalf the proposal is made;
(b) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address of such Stockholder as they appear on the Corporation's books, and of such beneficial owner; (c) a representation that the Stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such

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business; (d) the class and number of shares of the Corporation which are beneficially owned (as such term is defined in Rule 13d-3 as then in effect under the Exchange Act) and of record by such Stockholder and such beneficial owner; and (e) a description of all arrangements or understandings between such Stockholder and any other Person in connection with the proposal; and (f) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A as then in effect under the Exchange Act, had proxies been solicited by the Board with respect thereto. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.13. The presiding officer of an annual meeting of Stockholders shall, if the facts warrant, have the power and duty to determine whether the business proposed to be brought before the meeting was not made in accordance with the provisions of this Section 1.13, and if he/she should so determine, he/she shall have the power and duty to declare to the meeting that such business not properly brought before the meeting shall be disregarded and not transacted.

      1.14 Compliance with Rule 14a-8. Notwithstanding the foregoing provisions of Section 1.13 and Section 2.6, (a) if any class or series of stock has the right, voting separately by class or series, to elect Directors at an annual or special meeting of Stockholders, such Directors shall be nominated and elected pursuant to the terms of such class or series of stock, and (b) a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in
Section 1.13 or Section 2.6. To the extent 1.13 shall be deemed by the Board or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of Stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.

                                    ARTICLE 2
                                    DIRECTORS

      2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these Bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these Bylaws, the Board may exercise all powers and perform all acts that are not required, by these Bylaws or the Certificate of Incorporation or by statute, to be exercised and performed by the Stockholders.

      2.2 Number; Qualification; Term of Office. The Board shall consist of no less than five and no more than fifteen members, as determined by the Board from time to time. Directors need not be Stockholders of the Corporation. The authorized number of Directors may be increased or decreased from time to time by amendments to these Bylaws, provided, however, that the number of Directors shall never be less than five, and, further, no such decrease shall have the effect of shortening the term of any incumbent Director.

      2.3 Classes. The members of the Entire Board, other than those who may be elected by the holders of any Preferred Stock or series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class
III), with the term of office of one class expiring each

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year. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of Stockholders. Subject to the foregoing, at each annual meeting of Stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be elected and qualified or until their respective earlier resignation or removal.

      2.4 Vacancies and Newly Created Directorships. Except for Directorships created pursuant to Section 6.3 of the Certificate of Incorporation relating to the rights of holders of Preferred Stock or any series thereof, and except for vacancies in such Directorships, any vacancies in the Board for any reason, and any newly created Directorships resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office, though less than quorum, or by a sole remaining Director, unless it is otherwise provided in the Certificate of Incorporation or these Bylaws, and the Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.

      2.5 Removal of Directors. Notwithstanding any other provisions of these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law or these Bylaws), any Director or the Entire Board may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least a majority or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this Section 2.5, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Corporation's Certificate of Incorporation). For the purposes of this Section 2.5, (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on removal of any Director or the Entire Board in the manner provided in this Section 2.5 (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered "Voting Stock" for purposes of this Section 2.5). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the foregoing provisions of this Section 2.5 shall not apply with respect to the Director or Directors elected by such holders of Preferred Stock. As used in these Bylaws, the term "for cause" is hereby exclusively defined and limited to mean conviction of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the Director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

      2.6 Notification of Nominations. Subject to the rights of holders of Preferred Stock, nominations for the election of Directors may be made by the Board or a committee appointed by the Board granted such power or authority, or by any Stockholder entitled to generally vote in

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the election of Directors at the meeting of the Stockholders at which Directors will be elected. However, any such Stockholder may nominate one or more persons for election as Directors at a meeting only if written notice of such Stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by certified or registered mail, return receipt requested, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of Stockholders, one hundred twenty (120) calendar days in advance of the date of such meeting (as set forth in Section 1.2 of these Bylaws), and (ii) with respect to an election to be held at a special meeting of Stockholders for the election of Directors, the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above. Each such notice shall set forth: (a) the name, age and address (both business and residential) of the Stockholder who intends to make the nomination and of the person or persons to be nominated, and the principal employment of the person or persons to be nominated; (b) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Corporation which are beneficially owned (as defined in Rule 13d-3 as then in effect under the Exchange Act) by the nominating Stockholder and each nominee proposed by such Stockholder; (d) a description of all agreements, arrangements or understandings between the nominating Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (e) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 CFR 240.14a-1 et seq.) as then in effect under the Exchange Act, as amended, had the nominee been nominated, or intended to be nominated, by the Board; and (f) the written consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board any person nominated by the Board for election as a Director shall furnish to the Secretary that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      2.7 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

      2.8 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the

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Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 2.8 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

      2.9 Times and Places of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

      2.10 Annual Meetings. On the day when and at the place where the annual meeting of Stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purpose of organization, the election of officers, establishment of committees and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 2.12 hereof for special meetings of the Board or in a waiver of notice thereof.

      2.11 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

      2.12 Special Meetings. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer or the Secretary or by any two or more Directors then serving on at least 24 hours' notice to each Director given by one of the means specified in Section 2.15 hereof other than by mail, or on at least three business days' notice if given by mail. Special meetings shall be called by the Chairman, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

      2.13 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.13 shall constitute presence in person at such meeting.

      2.14 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board shall be given to each Director, whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 2.15 hereof other than by mail, or at least three business days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

      2.15 Notice Procedure. Subject to Sections 2.12 and 2.18 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, email, telecopy or similar means addressed as aforesaid.

      2.16 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these Bylaws.

      2.17 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

      2.18 Quorum of Directors. The presence, in person or by telephone, of a majority of the Entire Board shall constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

      2.19 Action by Majority Vote. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

      2.20 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing (which may be in counterparts), or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      2.21 Reliance upon Records. Every Director, and every member of any committee of the Board, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the Director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

      2.22 Interested Directors. A Director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a Director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board or a committee thereof at which such contract or transaction is considered or authorized, and such Director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

                                    ARTICLE 3
                             COMMITTEES OF THE BOARD

      3.1 Appointment. The Board may designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article 3 of these Bylaws.

      3.2 Voting Procedure. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

      3.3 Actions. Any such committee, to the extent authorized by law and provided in the resolution of the Board passed as provided in Section 3.1 hereof, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have any power or authority greater than that permitted by the General Corporation Law of the State of Delaware.

      3.4 Quorum. Unless otherwise specified in the resolution of the Board designating a committee or in these Bylaws, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.

      3.5 Procedures. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 2 of these Bylaws.

                                    ARTICLE 4
                                    OFFICERS

      4.1 Positions. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers as the Board may appoint, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

      4.2 Appointment. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

      4.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer also is a Director.

      4.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

      4.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

      4.6 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and any duly authorized committee of Directors. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman of the Board (if there be one) is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

      4.7 President. At the request of the Board, the President shall perform all duties of the President and, in so performing, shall have the power of, and be subject to all restrictions upon, the President. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments which the Board or a committee thereof has authorized to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and, in general, the President shall perform all duties as from time to time may be assigned to the President by the Board or the Chief Executive Officer.

      4.8 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, which the Board or a committee thereof has authorized to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board, the Chief Executive Officer or the President.

      4.9 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all meetings of the Board and of the Stockholders in accordance with these Bylaws and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or the Chief Executive Officer.

      4.10 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.

      4.11 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or the Chief Executive Officer.

                                    ARTICLE 5
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      5.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

      5.2 Loans. The Board may prospectively or retroactively authorize the Chief Executive Officer or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

      5.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

      5.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                    ARTICLE 6
                               STOCK AND DIVIDENDS

      6.1 Certificates Representing Shares. The Shares of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      6.2 Transfer of Shares. Transfers of Shares of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such Shares properly endorsed for transfer or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with Section 6.4 of these Bylaws, and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name Shares shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of Shares shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

      6.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

      6.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any Shares of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such Shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

      6.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing Shares.

      6.6 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of Shares of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted Shares or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. A restriction on the transfer of Shares of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation.

                                    ARTICLE 7
                                 INDEMNIFICATION

      7.1 Indemnity Undertaking. To the extent not prohibited by law, the Corporation shall indemnify and hold harmless any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director, officer or employee of the Corporation, or at the request of the Corporation, is or was serving as a director, officer or employee of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an ("Other Entity"), against any and all liability and loss, including for any other Person, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses reasonably incurred (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article 7. The Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person, including a counterclaim or crossclaim, unless the Proceeding was authorized by the Board of Directors. For purposes of this Article 7, any reference to "other enterprise" shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities.

      7.2 Reimbursement. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if permitted by the Delaware General Corporation Law, such expenses incurred by or on behalf of any Director, officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

      7.3 Other Indemnification Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of Stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      7.4 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

      7.5 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7, the Certificate of Incorporation or under the General Corporation Law or any other provision of law.

      7.6 Coverage. No repeal or modification of this Article 7 shall adversely affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      7.7 Enforcement. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

      7.8 Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its Directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

                                    ARTICLE 8
                                BOOKS AND RECORDS

      8.1 Books and Records. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of Shares held by each and the dates when they respectively became the owners of record thereof.

      8.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of magnetic tape, punch cards, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

      8.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.

                                    ARTICLE 9
                                      SEAL

      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 10
                                   FISCAL YEAR

      The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

                                   ARTICLE 11
                              PROXIES AND CONSENTS

      Unless otherwise directed by the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                                   ARTICLE 12
                                EMERGENCY BYLAWS

      Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 12 shall be effective during an emergency, which is defined as when a quorum of the Corporation's Directors cannot be readily assembled because of some catastrophic event. During such emergency:

      12.1 Notice to Board Members. Any one member of the Board or any one of the following officers: Chief Executive Officer, President, any Vice President, Secretary, or Treasurer, may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

      12.2 Temporary Directors and Quorum. One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

      12.3 Actions Permitted To Be Taken. The Board as constituted in Section 12.2, and after notice as set forth in Section 12.1 may:

            12.3.1 prescribe emergency powers to any officer of the Corporation;

            12.3.2 delegate to any officer or Director, any of the powers of the Board;

            12.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

            12.3.4 relocate the principal place of business, or designate successive or simultaneous principal places of business; and

            12.3.5 take any other convenient, helpful or necessary action to carry on the business of the Corporation.

                                   ARTICLE 13
                                   AMENDMENTS

      These Bylaws may be amended or repealed and new Bylaws may be adopted by a vote of the holders of a majority of the Common Stock or by the Board. Any Bylaws adopted or amended by the Board may be amended or repealed by the Stockholders entitled to vote thereon.

                                   ARTICLE 14
                                   DEFINITIONS

      As used in these Bylaws, unless the context otherwise requires, the term:

      14.1 "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

      14.2 "Assistant Secretary" means an Assistant Secretary of the
Corporation.

      14.3 "Assistant Treasurer" means an Assistant Treasurer of the
Corporation.

      14.4 "Board" means the Board of Directors of the Corporation.

      14.5 "Business Day" means any day other than a Saturday, Sunday, or a day when banks in New York City are authorized or required by law to be closed.

      14.6 "Bylaws" means the initial bylaws of the Corporation, as amended from time to time.

      14.7 "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

      14.8 "Chairman" means the Chairman of the Board of the Corporation.

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      14.9 "Chief Executive Officer" means the Chief Executive Officer of the
Corporation.

      14.10 "Common Stock" means the Common Stock of the Corporation.

      14.11 "Corporation" means Premium Standard Farms, Inc.

      14.12 "Directors" means directors of the Corporation.

      14.13 "Entire Board" means all Directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

      14.14 "Exchange Act" shall have the meaning ascribed thereto in Section 11.3.

      14.15 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

      14.16 "Other Entity" shall have the meaning ascribed thereto in Section
7.1.

      14.17 "President" means the President of the Corporation.

      14.18 "Proceeding" shall have the meaning ascribed thereto in Section 7.1.

      14.19 "Secretary" means the Secretary of the Corporation.

      14.20 "Shares" means (a) all classes of stock designated in the Certificate of Incorporation as the Common Stock, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

      14.21 "Stockholders" means all stockholders of the Corporation, collectively.

      14.22 "Treasurer" means the Treasurer of the Corporation.

      14.23 "Vice President" means a Vice President of the Corporation.

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